UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices, including zip code)

(713) 296-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

As part of the consideration for the acquisition described in the press release furnished pursuant to Item 7.01 below, Apache Corporation (“Apache”) will issue an aggregate of 6,272,667 shares of common stock to the members of Cordillera Energy Partners III LLC at the closing of the acquisition. The shares will be subject to lock-up agreements that will restrict their transfer for a period of one year from the closing. The issuance of the shares will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as a transaction not involving a public offering.

Item 7.01. Regulation FD Disclosure

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

On January 23, 2012, Apache issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The presentation materials used in connection with the conference call referenced in the press release were made available on Apache’s website at: www.apachecorp.com prior to the conference call and are available at that address.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of Apache Corporation, dated January 23, 2012

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Dated: January 23, 2012	By:	/s/ Thomas P. Chambers
Thomas P. Chambers Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Apache Corporation, dated January 23, 2012